UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[   ]  Definitive Proxy Statement
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[   ]  Soliciting Material Pursuant to Section 240.14a-12

Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GYRODYNE COMPANY OF AMERICA, INC.
ONE FLOWERFIELD
SUITE 24
ST. JAMES, NEW YORK 11780

November 27, 2007

Dear Fellow Gyrodyne Shareholder:

On December 5th we will hold our annual shareholders meeting. With that date fast approaching, it is important that you understand certain facts about the proxy contest started by Phillip Goldstein and his Bulldog nominees.

GLASS, LEWIS RECOMMENDS GYRODYNE SHAREHOLDERS VOTE FOR THE COMPANY’S NOMINEES

Glass, Lewis recommends that you vote your shares for all of management's director nominees on the WHITE proxy card. Glass, Lewis is widely recognized as one of the nation's leading independent proxy voting and corporate governance advisory firms. The firm's analyses and recommendations are considered by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

In recommending that Gyrodyne shareholders vote FOR Gyrodyne's incumbent directors and AGAINST the nominees of Phillip Goldstein and his Bulldog hedge funds, Glass, Lewis states:

“The Company has fulfilled its promise to convert to a REIT and made a one-time distribution to shareholders. We note that the board’s strategy has yielded an 11.0% annualized one year return to the Company stock (taken over the last three fiscal years). Overall, we are not convinced that the Dissident’s plan for improvement would provide more meaningful returns to shareholders than management’s current strategy.”

In addition, Glass, Lewis states that, in its view, “given the Dissident’s previous offer to acquire the Company, the proposed board size reduction and poison pill redemption suggest that the underlying motive of the contest may be to gain control over the Company without paying a control premium.”

DON’T LET BULLDOG ACQUIRE EFFECTIVE CONTROL OF GYRODYNE WITHOUT PAYING YOU ANYTHING FOR YOUR SHARES!

In his recent letter to shareholders, Mr. Goldstein and his nominees revealed for the first time their true intentions for Gyrodyne—they want to acquire effective control of your Company without paying you, our shareholders, any cash consideration, let alone a control premium! Bulldog has now unveiled a plan to elect three directors and “dismantle” our shareholder rights plan at the annual meeting and then pursue a reduction in the size of the board from 8 to 5 and appoint a new CEO of their choosing. This explains why Bulldog did not accept our offer to grant them a seat on our board and all adds up to a scheme to seize effective control of Gyrodyne without paying shareholders any cash consideration.

Mr. Goldstein’s selfish efforts to obtain a benefit for himself and his hedge fund investors at the expense of all other shareholders should not come as a surprise to anyone familiar with Goldstein’s history with other companies, a history that includes accepting greenmail along with a continuing and shocking disregard for compliance with the federal securities laws. Since we mailed our proxy statement to you, still more instances of Goldstein ignoring the rules have come to our attention:

•
On October 17, 2007, the Acting Director of the Massachusetts Securities Division issued a Final Order finding that Full Value Partners L.P., Bulldog Investors General Partnership and nominees Phillip Goldstein and Andrew Dakos violated Massachusetts securities laws by making an unlawful offer of securities. The Acting Director ordered a permanent cease-and-desist against Full Value Partners L.P., Bulldog Investors General Partnership and nominees Phillip Goldstein and Andrew Dakos from committing any further violations of the Act and a $25,000 administrative fine, the maximum penalty allowed under Massachusetts law for this violation.

•
On October 3, 2007, Bancroft Fund Ltd. filed suit against Bulldog, Goldstein and Dakos to force them to comply with the investment limitations imposed by the Investment Company Act. According to Bancroft’s complaint, Bulldog acquired and continues to hold more than three percent of Bancroft’s outstanding shares, which is greater than the maximum amount permitted by law and in violation of the Investment Company Act. Bancroft asserts that by disregarding the laws and rules enacted by Congress and the SEC, Bulldog has imperiled Bancroft’s status as a registered investment company and has not reduced its holdings despite the irreparable harm this could cause Bancroft and its public shareholders and despite requests from Bancroft to do so.

Ask yourself: do you want Goldstein and his nominees protecting your investment and overseeing Gyrodyne’s valuable assets?

After we informed you in our October letter that the SEC Staff found that the Bulldog nominees violated the federal securities laws in connection with last year’s solicitation of Gyrodyne shareholders, Timothy Brog, one of Bulldog’s nominees, contacted us to explain that he had never been informed of Bulldog’s SEC issues until he received a copy of our letter. Mr. Brog told us that he was never notified by the SEC Staff that he committed a federal securities law violation nor had he ever ignored any SEC Staff instructions “in his entire life.” Apparently, Bulldog nominees Goldstein and Dakos do not take violations of the law seriously or even care to share with their fellow nominee the receipt of written notice of a securities law violation from the SEC Staff that relates directly to the proxy contest in which they asked Mr. Brog to serve as their fellow nominee. Does this sound like a group well-suited to lead our company and sit on the board of an SEC-registered company?

GYRODYNE HAS BEEN FORCED TO FILE SUIT AGAINST BULLDOG FOR REPEATEDLY VIOLATING FEDERAL SECURITIES LAWS IN ITS SOLICITATION OF GYRODYNE SHAREHOLDERS

Your directors reviewed the proxy materials Bulldog sent to you. In their view, Bulldog’s three page proxy statement and accompanying letter to shareholders are riddled with inaccuracies, misleading self-serving statements, omissions of material facts and statements which impugn the character and integrity of your management and board without factual foundation. Most significantly, it is clear to your board that Bulldog’s proxy materials do not provide you with the accurate information you need to evaluate the ability and integrity of Bulldog’s nominees to become members of your board. Bulldog’s proxy materials are so deficient in providing this information and in complying with the securities laws that your board determined that it had no choice but to bring a lawsuit against Bulldog in order to protect the interests of all Gyrodyne shareholders. Our lawsuit asks the Court to require Mr. Goldstein and his nominees to comply with their disclosure obligations, and to enjoin them from using false and misleading statements to improperly solicit your proxy. The sole purpose of our lawsuit is to ensure that all Gyrodyne shareholders have complete and accurate information and are not mislead into voting for any directors based on false and misleading information and empty promises.

DON’T LET MR. GOLDSTEIN DERAIL GYRODYNE’S STRATEGIC MOMENTUM FOR HIS OWN PERSONAL SHORT TERM GAIN!

Your Board and Management have produced a consistent record of superior long term shareholder returns. A $100.00 investment in Gyrodyne stock on April 30, 2001 would have grown to $382.07, a 282% cumulative return as of the end of our last fiscal year, December 31, 2006. That compares to a 13% return for the S&P 500 and a 117% return for the Dow Jones Real Estate Index. Gyrodyne’s Market capitalization grew by over 350% during that same timeframe.

Gyrodyne’s board is committed to delivering value to all shareholders and will hold management accountable for achieving its financial objectives. We believe that the Gyrodyne nominees have the relevant skill set needed to unlock Gyrodyne’s valuable potential. Nader Salour was added to the Board in 2006 to broaden the Board’s real estate expertise. In addition, Ronald J. Macklin, a director since 2003, has relevant eminent domain experience. Stephen Maroney, Gyrodyne’s CEO, has been involved in real estate lending and development and joint venture activities throughout his thirty-five year career. And what are the qualifications of the Bulldog nominees? Their primary expertise is running hedge funds and failing to comply with government rules and regulations.

Do not sign any proxy you may receive from Mr. Goldstein or Full Value Partners L.P. Instead, sign and date the WHITE proxy enclosed with this letter and return it in the envelope provided. Even if you have previously signed a Goldstein/Full Value proxy, you should sign, date and return the enclosed WHITE proxy; you have the right to change your vote and only the latest dated proxy counts.

We have also made arrangements to allow shareholders to vote by telephone or internet. If you have any questions about voting your shares or about our campaign, please call our proxy solicitation firm, MacKenzie Partners, Inc. Toll-Free at (800)322-2885 or (212)929-5500 (call collect) or by email at proxy@mackenziepartners.com.

Sincerely,

/s/ Stephen V. Maroney

Stephen V. Maroney, President and CEO,
on behalf of your Board of Directors

On October 26, 2007, the Company filed a proxy statement in connection with its 2007 Annual Meeting of Shareholders. The Company's shareholders are urged to read carefully the proxy statement and other relevant materials which were mailed to shareholders commencing on October 26, 2007, because they contain important information about the 2007 Annual Meeting. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Gyrodyne’s shareholders is available in Gyrodyne’s definitive proxy statement.

FORWARD-LOOKING STATEMENTS

The statements made in this Schedule 14A that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital in order to develop the existing real estate and other risks detailed from time to time in Gyrodyne’s SEC reports.